HERBERT P. SHYER                                 [EQUITABLE LOGO - 1987 VERSION]
EXECUTIVE VICE PRESIDENT
AND GENERAL COUNSEL

                                                     December 15, 1987

The Equitable Life Assurance
   Society of the United States
787 Seventh Avenue
New York, New York  10019

Dear Sirs:

      This opinion is furnished in connection with the filing by The Equitable Life Assurance Society of the United States ("Equitable") and Separate Account A of Equitable ("Separate Account A") under the Securities Act of 1933 and the Investment Company Act of 1940 ("1940 Act") of amendments on Form N-4 to Registration Statement Nos. 2-50547 and 811-1705 ("Registration Statement"), previously filed on Form N-3. Prior to this filing, the Registration Statement's registrant has been Separate Account E of Equitable rather than Separate Account A, and its 1940 Act file number has been 811-2469. The change in registrant and 1940 Act file number, and the use of Form N-4, anticipate the restructuring of Separate Accounts A, E, C, D, J, and K of Equitable ("Separate Accounts") as a unit investment trust, in which Separate Account A will be the continuing account. The restructuring will occur pursuant to an Agreement and Plan of Reorganization, to be entered into on or about December 18, 1987 ("Agreement"), by and among Equitable, each of the Separate Accounts, and The Equitable Trust.

      The Registration Statement covers an indefinite number of units of interest ("Units") in Separate Account A, including Units which will be issued subsequent to the restructuring of the Separate Accounts. The Units are purchased with contributions received under individual variable annuity contracts ("Contracts"). As described in the prospectus included in the Registration Statement ("Prospectus"), the Contracts are designed to provide fixed and variable retirement benefits.

      I have examined all such corporate records of Equitable and such other documents and laws as I consider appropriate as a basis for the opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

      1. Equitable is a corporation duly organized and validly existing under the laws of the State of New York.

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                     787 Seventh Avenue, New York, NY 10019

      2. Separate Account A was duly created pursuant to the provisions of the New York Insurance Law.

      3. The assets of Separate Account A are owned by Equitable; Equitable is not a trustee with respect thereto. Under New York law, the income, gains and losses, whether or not realized, from assets allocated to Separate Account A must be credited to or charged against such account, without regard to the other income, gains or losses of Equitable. Although contractual obligations with respect to funds of Separate Account A constitute corporate obligations of Equitable, the specific amounts payable from accumulations in Separate Account A in accordance with the Contracts will bepend upon the investment experience of Separate Account A.

      4. The Contracts provide that the portion of the assets of Separate Account A equal to the reserves and other contract liabilities with respect to Separate Account A shall not be chargeable with liabilities arising out of any other business Equitable may conduct and that Equitable reserves the right to transfer assets of Separate Account A in excess of such reserves and contract liabilities to the general account of Equitable.

      5. The Contracts, as proposed to be amended to reflect changes contemplated by the Agreement (including any Units duly credited under the Contracts), will have been duly authorized, and each of the Contracts, as thus amended (including any such Units), will constitute a validly issued and binding obligation of Equitable in accordance with its terms. Purchasers of the Contracts described in the Prospectus will be subject only to the deductions, charges and fees set forth in the Prospectus.

      I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Herbert P. Shyer
                                                     -----------------------
                                                         Herbert P. Shyer

N-4/Ex.9
3600i